CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-285559 on Form S-6 of our report dated May 9, 2025, relating to the financial statement of FT 12165, comprising Dow(R) Target 10 May '25 - Term 6/9/26 (The Dow(R) Target 10 Portfolio, May 2025 Series), one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

May 9, 2025